UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 11, 2010

ECOREADY CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-52910	65-0736042
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Winderley Place, Suite 300 Orlando, Florida	32751
(Address of principal executive offices)	(Zip Code)

(321) 735-0558
(Registrant’s telephone number, including area code)

  Copies to:
David Lubin, Esq.
David Lubin & Associates, PLLC
10 Union Avenue, Suite 5
Lynbrook, New York 11563
Telephone: (516) 887-8200
Facsimile: (516) 887-8250
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A is being filed by EcoReady Corporation with the Securities and Exchange Commission (“SEC”) to amend its Current Report on Form 8-K filed with the SEC on May 18, 2010 (the “Original Form 8-K”) to revise its disclosure contained in Items 1.01, 2.01, 3.02, 5.02 and 9.01 of the Original Form 8-K in response to SEC comments to the Company’s annual report on Form 10-K for the year ended December 31, 2009. and to file new Exhibits 99.1, 99.2 and 99.3.

FORWARD-LOOKING STATEMENTS

The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the United States Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference.  The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

In this Current Report on Form 8-K, references to “we,” “our,” “us,” “or the “Company” refer to EcoReady Corporation, a Florida corporation. References to “PerfPower Corporation” or “PerfPower” refer to the Nevada corporation formerly known as “EcoReady Corporation” which became a wholly-owned subsidiary of the Company in connection with the Share Exchange in May 2010.

Item 1.01.  Entry into a Material Definitive Agreement.

On May 11, 2010, the Company acquired a sustainable products technology company in accordance with a share exchange agreement, (the “Exchange Agreement”), by and among the Company, Jerome Goubeaux (“Goubeaux”), an individual with an address at c/o Olshan Grundman Frome et al., 65 East 55th Street, New York, NY 10022 and acting in both his capacity as the Chief Executive Officer of the Company and as an agent for Robert Frome (“Frome”) and MF Greenberg Investment Trust (“MF Greenberg,” and together with Frome, the “Majority Shareholders”), EcoReady Corporation, a Nevada corporation ( now known as PerfPower Corporation hereinafter referred to as “PerfPower”) and the shareholders of PerfPower  (the “PerfPower Shareholders”). The closing of the transaction (the “Closing”) took place on May 11, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “PerfPower Shares”) of PerfPower from the PerfPower Shareholders; and the PerfPower Shareholders transferred and contributed all of their PerfPower Shares to us. In exchange, we issued to the PerfPower Shareholders, their designees or assigns, 28,970,000 shares (the “Exchange Shares”) or approximately 95.4% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”).  In addition, on the Closing Date, EcoReady   paid $100,000 to the Majority Shareholders and the remaining $50,000 was paid in the form of two $25,000 EcoReady promissory notes in favor of each of Michael Farkas and Frome,  bearing no interest, which matured on June 20, 2010.

Pursuant to the Exchange Agreement, PerfPower became a wholly-owned subsidiary of the Company. The board of directors of the Company approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The sole director of PerfPower approved the Exchange Agreement and the transactions contemplated hereunder.

As a condition of the Share Exchange, Goubeaux and Ken Roberts (“Roberts”) resigned from their respective officer positions of the Company and Boris Rubizhevsky (“Rubizhevsky”) was appointed as the Company’s President, Chief Executive Officer and Chief Financial Officer.  As a further condition to the Share Exchange, Goubeaux and Roberts resigned from the board of directors of the Company and Rubizhevsky was appointed as the new sole director upon effectiveness of an information statement required by Rule 14f-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Also on May 11, 2010, immediately after the Share Exchange, we closed on the sale of an aggregate of $650,000 secured promissory notes of the Company (the “Notes”) pursuant to a subscription agreement (the “Subscription Agreement”) with certain accredited investors (the “Subscribers”). The Notes were convertible into shares of the Company’s common stock, par value $0.001, (the “Common Stock”) at an original conversion price of $0.30 per share. In connection with the sale of the Notes, we issued four-year Class A Warrants to purchase an aggregate of 1,625,000 shares of Common Stock at an exercise price of $0.60 per share and four-year Class B warrants to purchase an aggregate of 1,625,000 shares of Common Stock at an exercise price of $1.00 per share (collectively, the “Warrants”).Subsequently, the exercise price per share of the Warrants was lowered to $0.45 pursuant to waivers received from Subscribers on April 4, 2011, to $0.25 pursuant to an adjustment letter to Subscribers (“Adjustment Letter”) dated September 20, 2011 and to $0.20 pursuant to an Adjustment Letter dated February 3, 2012. The conversion price per share of the Notes was also lowered pursuant to the September 20, 2011 Adjustment Letter from $0.30 to $0.25, was further lowered to $0.20 pursuant to the February 3, 2012 Adjustment Letter, and  was further lowered to $0.10 pursuant to anti-dilution provisions in the Notes.

The Share Exchange transaction is discussed more fully in Section 2.01 of this Current Report on Form 8-K/A.  The information therein is hereby incorporated in this Section 1.01 by reference.  The description of the transactions contemplated by the Exchange Agreement, the Subscription Agreements and the Warrants set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, Subscription Agreement and Warrants filed as exhibits hereto and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on May 11, 2010, we acquired PerfPower, a Nevada corporation, which is in the business of providing sustainable technology products, in accordance with the Exchange Agreement. On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all the PerfPower Shares from the PerfPower Shareholders and the PerfPowe r Shareholders transferred and contributed all of their PerfPower Shares to us.  In exchange, we issued a total of 28,970,000 shares of common stock to the PerfPower Shareholders, their designees or assigns, which totals approximately 95.4% of the issued and outstanding shares of the Company’s Common Stock on a fully-diluted basis as of and immediately after the Closing of the Share Exchange.

On the Closing Date, PerfPower became a wholly-owned subsidiary of the Company.  The Company’s board of directors approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement.  Immediately following the closing of the Share Exchange, the Company changed their business plan to that of PerfPower’s business.

PerfPower was incorporated in Nevada in November 2009 under the name Perf Power Corporation. On January 11, 2010 it changed its name to EcoReady Corporation and on June 8, 2010 it changed its name back to PerfPower Corporation.  The business was initiated by Boris Rubizhevsky, with the intention of creating a technology company that would focus on “green” products and technologies, with initial product being PerfPowerTM alkaline batteries manufactured without lead, cadmium and mercury as well as offering free recycling.

The Company was incorporated in Florida on March 21, 1997 as Premier Supplements Corp and changed its name to CentraCan Incorporated on May 15, 1998.  On October 15, 2010, the Company’s name was changed to EcoReady Corporation. The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the Share Exchange.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s Common Stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange, with such information reflecting the Company and its securities upon consummation of the Share Exchange.

BUSINESS

History

PerfPower’s business was initiated by Boris Rubizhevsky with the intention of creating a technology company focused on “green” products and technologies.

On January 12, 2010, PerfPower acquired the alkaline battery operations from Perf Go-Green Holdings, Inc. (“Perf Go-Green”), a Delaware corporation, then in the business of supplying biodegradable plastic products to commercial and retail sectors, pursuant to a closing agreement and conveyance, assignment and conveyance and a three-year licensing agreement, all dated as of January 12, 2010. Under the terms of the acquisition, PerfPower acquired all of the existing battery inventory, customer accounts and other assets of the alkaline battery business of Perf Go-Green, including the PerfPower® trade name and marks, in exchange for 1,400,000 shares of PerfPower common stock, for an initial license fee of $125,000 plus a continuing royalty of 3% of gross battery sales with a minimum of $15,000 per month, and the purchase of battery inventories at a mark-up of 15%. The license agreement covers alkaline battery products and related intellectual property and trademarks, and provides an exclusive license to produce, market, distribute and sell the alkaline batteries covered by the license. PerfPower acquired the inventory for a total cost of $24,948, The Company sells the battery products under the PerfPower® Go-Green™ label. The Company has filed trademark claims for the Go-Green™ trade name and owns the PerfPower® trademark. The licensing agreement was amended on December 8, 2010 to terminate the royalty payments due under the agreement, effective December 1, 2010 (including royalties due but unpaid as of November 30, 2010), and in lieu thereof the Company issued Perf Go-Green as a single royalty payment 2,500,000 shares of Common Stock. In addition, the Company entered into a consulting agreement with Michael Caridi, Chief Operating Officer of Perf Go-Green on June 1, 2010 for an initial term of 12 months, renewable for additional 12 month terms and cancelable on 30 days notice by either party after the first 12 months. Mr. Caridi was entitled to be paid $10,000 per month under the agreement. The consulting agreement with Mr. Caridi was amended on December 8, 2010 to provide for the issuance of 300,000 shares of Common Stock to Mr. Caridi in satisfaction of the Company’s obligations under the agreement and to terminate the agreement.

On May 12, 2010, the Company entered into an operating agreement with Firebird Ventures, LLC, a Delaware limited liability company (“Firebird”), an outdoor lighting technology company, that offers a line of cutting-edge, high-efficiency lighting systems for roadway and area-lighting applications, as well as specialty light-emitting diode (“LED”) and safety lighting products which are sold through Firebird. The membership agreement initially provided that the Company will acquire an approximate 40% interest in Firebird in return for a capital investment of $1 million. However, the Company invested $750,000 and received a 33.33% membership interest. The Company is entitled to a return of its initial investment before any profits of the limited liability company are distributed to any member. In June 2011 the Company acquired an additional 22.22% membership interest in exchange for an aggregate of 263,200 shares of the Company pursuant to share exchange agreements with Firebird members. In July 2011, the Company acquired an additional 42.89% of Firebird and agreed to issue 670,000 shares of the Company to Firebird members. Currently, the Company owns 98.44% of Firebird. In connection with entering into the operating agreement, we entered into a service agreement with Firebird Research, LLC, a New York corporation and wholly-owned subsidiary of Firebird (“Firebird Research”), for the provision of certain supply chain management, financing and sales and marketing services to Firebird. In December 2010, we also assumed the management and administrative functions of Firebird. On June 8, 2010, the Company formed a subsidiary, EcoReady Lighting, Inc., (“EcoReady Lighting”) in Florida originally for the purpose of selling lighting fixtures from Firebird under the EcoReady name.  EcoReady Lighting currently conducts no business

Firebird was formed to acquire ownership of Firebird Research, which developed proprietary technology used in cutting-edge, high-efficiency lighting systems for roadway and area-lighting applications, as well as specialty LED and safety lighting products. Firebird Research has been selling roadway lighting fixtures since 2004 and has sold approximately 7,500 cobrahead fixtures to several towns on Long Island, New York.  The acquisition of Firebird Research by Firebird was completed on May 12, 2010.

Currently, the Company  sells PerfPower alkaline batteries, manufactured without lead, cadmium or mercury and offers free recycling of its battery products. The Company also currently sells a Firebird cobrahead type of outdoor lighting fixture, with a specular reflector, optical lens and its precise lamp power regulation delivered by patented electronic ballasts (US Patent No. 7,067,987). These cobrahead fixtures generally can replace standard cobra head fixtures by one wattage size lower while still maintaining proper roadway illumination. In addition, the Company sells its EZBoost mobile charging device. However, due to limited funding, the Company currently has limited inventory and minimal sales.

Overview

The Company is a technology company,   offering, through its operating subsidiaries, sustainable solutions to the commercial and retail customers with a new generation of sustainable electronics products. Initial products offered by the Company consist of alkaline batteries and a new generation of efficient outdoor lighting fixtures.

We believe that the “green” or sustainable technology industry is one of the fastest growing business segments in the world and that there is a strong demand for sustainable technologies, products and services.

“Sustainability is here to stay, and clearly, our research shows that LOHAS (Lifestyles Of Health And Sustainability) consumers are important consumers for consumer products manufacturers and retailers to attract to their brands and stores,” said Todd Hale, senior vice president of Consumer & Shopper Insights. Projected U.S. sales of LOHAS products are over $400 billion in 2010.

The Company plans to offer innovative products as well as use patented technologies to address the targeted markets that today that it believes offers very little to the eco-conscious consumers. In doing so, we believe we will:

(1)             Contribute to the reduction of use of electric energy for lighting purposes; and
(2)              Contribute to the mitigation of global warming through reduction of carbon emissions.

We have   established a business plan to enter the “green power” market.  The plan is based on the launch of initial products that are manufactured utilizing latest eco-conscious technologies and sold through sales representatives and distributors.

Our management team is comprised of seasoned executives with strong backgrounds in business development, sales, marketing and managing. These skills will complement the strengths of each senior manager to maximize the outcome of the day-to-day operations as well as keeping focus on the original corporate vision and future growth of the Company.

Our objective is to capture 2% - 3% in each of the target markets in which our products are being offered.

Background

PerfPower was organized as a joint venture company with Perf Go Green, a company in the business of supplying biodegradable plastic products to commercial and retail sectors. We market our battery products under the PerfPower™ Go-Green™ label, a trademark acquired from Perf Go-Green.

We sell a complete line of PerfPowerTM alkaline batteries that offer competitive pricing, high performance and green components such as recycled and recyclable materials. One of the differentiating factors of PerfPowerTM batteries is that they will be sold with a free recycling initiative. We believe that by offering a free recycling kit valued at $16.95 for the consumer and $99 for a commercial account, we will become a market leader in this new recycling alkaline batteries category and that this will be the first true “cradle-to-cradle” alkaline battery initiative in the marketplace.

The Company, through its ownership in Firebird, an outdoor lighting technology company, also plans to offer a complete line of what it believes to be cutting-edge, high-efficiency lighting systems for roadway and area-lighting applications, as well as specialty LED and safety lighting products. These fixtures utilizing proprietary technology offer:

●              Reduced energy use - Patented electronic ballasts used in these light fixtures provide immediate and measurable reductions in energy use, lower lifetime operating costs which we believe will result in rapid payback based on energy savings;

●             Lower maintenance costs – simple, elegant, cutting-edge designs and an intense focus on quality in order to provide products with longer lifetimes, lower failure rates and improved tolerance for harsh environments such as vibration, moisture and impact; and

●             Simple, fast and error-free installation.

Currently, the Company is selling a Firebird cobrahead type of outdoor lighting fixture, with a specular reflector, optical lens and its precise lamp power regulation delivered by patented electronic ballasts (US Patent No. 7,067,987). These cobrahead fixtures generally can replace standard cobra head fixtures by one wattage size lower while still maintaining proper roadway illumination.

We have determined not to pursue the introduction of, compact fluorescent lights (“CFL”) light bulbs for the residential and commercial markets.

We also currently sell a 6-AA alkaline batteries “EZBoost” mobile charger, which can be used for charging cell phones, personal music players and portable gaming devices.  We also have a prototype for a second EZ Boost model with a rechargeable lithium-ion battery. Further development efforts, including retail packaging and product introduction, will depend on the Company’s ability to raise additional funding.

Battery Market

The primary battery market is currently a $6 billion industry, according to sourcewww.batteryuniversity.com with products sold in all classes of trade throughout the U.S. The mass retailer, drug store, electronic specialty retailer and supermarkets dominate the sales of the primary disposable dry cell alkaline batteries.

The battery market includes alkaline and lithium ion batteries. Alkaline batteries are dependable and available in many types of battery sizes and capacities and it is in this market that we will focus our attention.

Lithium batteries are designed as the new disposable battery option for the many new high drain electronic devices such as digital cameras, hand-held game consoles and MP3 players. When used in these devices lithium ion batteries last longer than the alkaline models. However, these batteries are considered to be volatile and cannot be shipped on aircraft according to the Department of Transportation. Lithium batteries are considerably more expensive than alkaline batteries. We believe that the huge potential of electronic devices is driving the battery market - both rechargeable and disposable - to greater growth than ever before.

Lighting Fixture Market

Of the total number of cobrahead style outdoor lighting fixtures installed in the U.S., we believe a very small percentage of such fixtures are energy efficient types. To our knowledge, none of our competitors’ light fixtures are designed to accept both Metal Halide and High Pressure Sodium bulbs. Our products come in only 3 “power sizes” 50W/70W, 100W/150W and 250W/ 310W, minimizing the need for large inventories of different types and sizes of fixtures.  It is anticipated that energy efficient models will replace about 7%-8% of the existing fixtures annually. By combining the advantages of our specular reflector, optical lens and precise lamp power regulation supplied by our patented electronic ballasts, standard cobrahead fixtures can almost always be replaced with our cobrahead fixture one wattage size lower, while still maintaining proper illumination.

Products

Description.  Our initial product offering in the alkaline battery segment provides over 20 different product packaging options of the AA, AAA, C, D and 9V battery sizes.  The range starts with the popular standard economy products that are 2 and 4 packs, to bulk sales for online, warehouse clubs and commercial applications.

The specific selection of products, services and applications offered will be monitored constantly and vary according to business needs. The selection will include low and moderately priced combinations as well as new and innovative elements such as the recycling initiative. We believe that this strategy will provide a competitive edge against other companies that are trying to break into the green market with their batteries.  Available immediately is a cobrahead type of outdoor lighting fixture, with a specular reflector, optical lens and its precise lamp power regulation delivered by patented electronic ballasts. These cobrahead fixtures can almost always replace standard cobrahead fixtures by one wattage size lower while still maintaining proper roadway illumination. This means replacing a standard cobrahead fixture of:

●	70 Watts with a 50 Watt Fixture
●	100 Watts with a 70 Watt Fixture
●	150 Watts with a 100 Watt Fixture
●	250 Watts with a 150 Watt Fixture
●	400 Watts with a 250-310 Watt Fixture

Key Features – Batteries

●             Long lasting - the alkaline battery products have been tested by Intertek, an industry  3rd party tester, and are certified comparable in performance to Duracell, Energizer and Fuji alkaline batteries.

o             Benefit - considered a performance product that will meet the competition.

●             No heavy metals - the batteries are manufactured with no cadmium, lead or mercury.

o             Benefit - will help reduce environmental problems.

●             Made from recycled and recyclable materials - the paper, plastic and steel cans are made from recycled materials and are recyclable. Raw materials used in the manufacturing of PerfPower batteries are sourced from Japan and China. Steel sourced from Japan has a minimum recycled content of 40%. The Chinese packaging material use 85% soy ink and recycled plastic.

o             Benefit - more environmentally conscious and does not need to use only virgin materials.

●             Recycling Initiatives - Free recycling provides the customer a method of discarding batteries without having to add to landfills issues.

o             Benefit - no other manufacturer is offering free recycling of alkaline batteries.

●             Pricing Strategy – we believe that we will be extremely competitive, offering prices that could be approximately 30% below Duracell™ and Energizer™.

Key Features – Lighting fixtures

●            Patented electronic ballast  - controls power supplied to the bulb

o             Benefit – measurable reduction in energy use, lower operating cost, longer life.

Customers

We operate in the electronics/appliances and electric power technology industries, with a variety of new sustainable product solutions and innovative services targeting both the consumer and commercial markets.

Our product mix was created to facilitate cross selling, which will be one of our prime strategies. We believe that our ability to offer several synergistic products to the same sales channel will facilitate lower operating costs and boost earnings.

Our target customers are both the regional and national retailers that dominate the battery market and household spending market and municipalities and potentially power companies for our Firebird outdoor lighting fixture.

Competition

Generally, the products will compete against premium brands in the marketplace. PerfPower alkaline batteries will compete with Duracell, Energizer and Fuji on performance, while priced below these brands in the marketplace. Most of the alkaline battery sales are derived from the AA and AAA batteries.

Some of the larger chains in addition to selling major battery brands also offer private label batteries. Our approach would be to where possible compete with private brands, or offer cobranded program that takes advantage of PerfPower free recycling initiative program. We believe that we could compete with private label brands due to generally lower pricing.

The AA 4-packs, the most popular battery size and packaging in the industry, sets the product pricing. The MSRP set by our competition for AA 4 packs is typically at about $3.99 - $4.99, while PerfPower batteries are positioned at $2.49 The PerfPower alkaline batteries are high performance, long lasting, manufactured without cadmium, mercury and lead, using recycled and recyclable packaging. The free recycling program offered by us is the key differentiator and we believe will be difficult to duplicate by our competitors because larger companies sell a lot more batteries and will have to absorb much larger costs of recycling. This will position our batteries as the complete eco-battery solution for both home and commercial applications. Following are the highlights of the recycling program offered through   our www.iRecycled.com website:

Consumer Benefits
•	Allows environmentally responsible option
•	Free Recycling (a $16.95 Value)
•	Made possible by partnering with USPS and Battery Solutions
•	Interactive & user friendly website

Commercial Benefits
•	Builds consumer loyalty
•	Retailer marketing opportunities
•	Marketing analysis of all visiting consumers
o	Location of purchase
o	Demographic Information
o	Page visits

We believe that our energy efficient outdoor lighting fixtures offer benefits presently unmatched by other companies primarily based on unique features of patented ballast design. We believe that our ballast design results in a lamp life improvement lowering overall life-time operating costs.

Sales Channels

Distributors and sales representative organizations are used heavily to penetrate small and regional retailers in all retail business sectors. Sales representatives facilitate transactions, typically work on smaller commissions and do not hold inventories. Our Sales personnel will manage and support both distributors and sales representative organizations.

The targeted dealers and their buyers will purchase our products as a part of their usual mix and offer them to a multiple of their retail, commercial and municipal customers. Additionally, state municipalities, hotel chains and hospitals have expressed interest in all of our products.

Distribution strategy is the backbone of the Company’s core strength. The management team includes well seasoned sales and marketing personnel that have over 30 years experience in account management, key account relationships in the electronics, mass/warehouse retailers, drug store and two step distributors in pertinent markets.

Because of its limited inventory, the Company is currently working with a limited number of representatives or distributors. The Company currently handles its marketing and selling efforts and directly manages its independent sales representatives.

Subject to the Company obtaining financing sufficient to replenish its limited product inventory, the Company  plans on using several additional experienced sales representative firms which it believes have strong account management skills and relationships with the industry’s largest retailers, each targeting specific market segment, including:

(1)	Warehouse clubs, mass retailers and national accounts;
(2)	National and regional electronic retailers as well as automotive marketplace;
(3)	Supermarket trade for both regional and national accounts; and
(4)	Commercial accounts such as hotels and real estate management companies.

Pricing Policy

Pricing has been carefully tested with key retailers in a myriad of classes of trade with little resistance. The goal is to position our products as moderately priced, high performance products, while in the case of batteries, offering a free recycling program.   Consumers that choose to recycle alkaline batteries can purchase recycling kits offered by major recyclers and internet-based retailers such as amazon.com and Waste Management. The total of $16.95 charged by these companies for a 4-pound box is the value that the Company has placed on its free recycling offer. The consumer receives a prepaid label for the United States Postal Service Flat Rate Priority Mail Box and ships used batteries to a recycling facility contracted by the Company to recycle its batteries. The cost of the label and recycling services are absorbed by the Company, offering real savings to the consumer.

The pricing strategy does not call for us to be positioned as a promotional leader to gain market share in the retail environment. Many companies have tried to enter the market as a price leader and have had little success gaining a market share at both retail and commercial sectors. We hope that positioning our products as moderately priced, value added and superior performance products, will eventually allow us to move future prices into the premium price range gradually over time. Our go to market strategy is offering “more for the same” rather than “more for less.”

Promotional Policy

We consider the development of our customer base as the most critical value proposition of the Company. The target customer will be aggressively pursued and developed as a long-term, brand loyal consumer by utilizing a number of promotional marketing strategies.  Some of the planned actions are:

●	Public Relations, from trade journals, industry periodicals to nationally read consumer magazines that review new and innovative products.

●	Print Advertising is effective but can be costly. Plans will include this media and will be used wisely to gain segment market support.

The recycling website www.irecycled.com will create bounce back sales opportunities with participating retailers. Customers that sign up for the recycling program will automatically qualify for instant coupons, good for the purchase of batteries and other products.

In-store displays help drive our message at the point of sale. . Additionally, full standing permanent displays will be offered to gain valuable real estate on the retailer’s floor.

Promotional funds will be offered to key dealers to support regional and national advertising with buy-in during key selling events.

Market Strategy

Our strategy is to go to market as a premium product line at a moderate price. This will be accomplished by creating a unique value proposition by offering “Free Recycling” to our customers that has a real value of $16.95. Coupling that program with guaranteed performance, recycled and recyclable materials, no cadmium, lead and mercury, we believe positions PerfPower™ alkaline batteries as one of the most value laden products in the market. The recycling website at www.irecycled.com will not only track our customer’s product usage, but build a data base of loyal customers that we can market back to for the retailers as a means of driving sales through irecycled.com. Additionally, we plan to drive sales with a unique “gift with purchase” program that will further the value of our products. The message of our products will be driven at the point of sale with endcaps, shippers, counter tops and risers that will call out our values to the customers at retail. Advertising funds will be provided to strong regional retailers and national accounts to promote our products in ad inserts, circulars and regional TV media. The commercial marketing strategy will be driven through the offer of free recycling to municipalities, hotels and hospitals as the main market targets, where sales are less driven by brand but rather by performance, price and value added offered by us.

Manufacturing

We  will go to market as a manufacturer and importer utilizing both primary and secondary contract manufacturing facilities. Our products are manufactured in China and the Company plans to maintain a 60 day inventory supply. The turnaround time from production to delivery to the East Coast is 45-60 days and as low as 30 days to the West Coast for batteries. We currently purchase alkaline batteries from two manufacturers located in China and outdoor lighting fixtures from one Chinese manufacturer. We have no contract or agreement with such manufacturers and product orders placed through purchase orders accepted and by the manufacturer.

Growth Strategy

We believe that we are positioned to grow quickly based on early support and success by class of trade. Our primary focus will be supermarket, electronics and club retailers. Based on the size and scope of the $6 billion (according to www.batteryuniversity.com) alkaline battery industry, we hope that our   market share will grow by over 50% a year for each of the first 3 years and 30% for the next 2 years fueled by the infusion of new, innovative and increasing product mix over the next 5 years. There can be no assurances however, that our market share will grow at such rates, or at all.

Intellectual Property

The Company acquired in connection with the acquisition of the Perf-Go Green battery business, the PerfPower trademark No. 3710192 as registered in the US Patent and Trademark Office November 10, 2009 and related logos, trade dress and marketing materials related to the alkaline batteries.

A Firebird Research US Patent relating to the outdoor lighting fixture was issued on June 27, 2006 and expires on March 26, 2024.

Employees

We currently have one full-time employee. If and when our business grows, we hope to hire additional employees to support operations, sales and marketing.

Government Regulation

We comply with cutoms and import regulations and manufacture to international standards. We comply with all Federal and local governmental regulations governing the recycling of our alkaline batteries.

Properties

The Company currently does not own any real estate and subleases approximately 500 square feet of office space at 139 Fulton Street in New York City as needed for Perf Power’s operations for $1,695 per month pursuant to a six-month lease which commenced on March 1, 2012. The Company has the option to renew the lease for an additional 6 months on the same terms. The Company maintains a virtual office in Florida and contracts with third parties for commercial warehouse space and will continue to do so until inventory levels reach the point that will support its own warehouse and distribution center.

 Legal Proceedings

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

OUR MANAGEMENT HAS LIMITED EXPERIENCE IN MANAGING AND OPERATING A PUBLIC COMPANY. ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our current management has limited experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in the development of an active and liquid trading market for our stock.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL OVER FINANCIAL REPORTING, OUR ABILITY TO ACCURATELY AND TIMELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD MAY BE ADVERSELY AFFECTED AND INVESTOR CONFIDENCE AND THE MARKET PRICE OF OUR COMMON STOCK MAY BE ADVERSELY IMPACTED.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. Under current SEC rules, our management may conclude that our internal controls over our financial reporting are not effective.  Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

THE LACK OF EXPERIENCED ACCOUNTING STAFF MAY LEAD TO MATERIAL WEAKNESS IN THE PREPARATION OF OUR FINANCIALS.

A material weakness may occur in the preparation of our financials due to insufficient resources in our accounting and finance department, resulting in (i) an ineffective review, monitoring and analysis of schedules, reconciliations and financial statement disclosures, and (ii) the misapplication of U.S. GAAP and SEC reporting requirements. Due to the effect of the lack of resources, including a lack of resources that are appropriately qualified in the areas of U.S. GAAP and SEC reporting. This could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of the Company’s financial information.

THE DEVELOPMENT OF NEW PRODUCTS MAY BE SLOWER THAN PROJECTED

The development of next generation lighting fixture products or our mobile chargers and the implementation of such products in customer environments may take longer than expected. The sales cycle for contemplated products is long and the adoption rates are unknown, thus it may take longer for us to develop these and any new products or product enhancements or to successfully commercialize such products in order to achieve meaningful revenue or meet any projections that we may determine.

OUR PLANNED EXPANSION COULD BE DELAYED OR ADVERSELY AFFECTED BY, AMONG OTHER THINGS, DIFFICULTIES IN OBTAINING SUFFICIENT FINANCING, TECHNICAL DIFFICULTIES, OR HUMAN OR OTHER RESOURCE CONSTRAINTS.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

WE ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND ANY FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

As described in the products section, for every product we sell, we encounter strong competitors. We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

Our limited operating history may not provide a meaningful basis for evaluating our business. We entered into our current line of business in November 2009. We have never been profitable and we cannot guarantee that we will ever become profitable or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital to support our expansion;

●	expand our product offerings and maintain the high quality of our products;

●	manage our expanding operations and continue to fill customers’ orders on time;

●	maintain adequate control of our expenses allowing us to realize anticipated income growth;

●	implement our product development, sales, and acquisition strategies and adapt and modify them as needed;

●	successfully integrate any future acquisitions; and

●
anticipate and adapt to changing conditions in the battery and light bulb industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

WE OWN APPROXIMATELY 98% OF FIREBIRD VENTURES, LLC AND WILL NEED TO PREPARE CONSOLIDATED FINANCIAL STATEMENTS.

We have increased our ownership interest in Firebird from 33.33% to 98.44% pursuant to share exchange agreements with Firebird members in June and July 2011. Because we own more than a 90% interest in Firebird, we will need to prepare consolidated financial statements which will result in additional accounting resources and expenses and access to books and records of Firebird which may not be available or may be incomplete. If we are unable to obtain accurate and complete financial information concerning Firebird we will be unable to accurately prepare the Company’s financial statements.

WE MAY NOT BE ABLE TO EFFECTIVELY CONTROL AND MANAGE OUR GROWTH WHICH WOULD NEGATIVELY IMPACT OUR OPERATIONS.

If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product offerings, and in integrating acquired businesses. Such events would increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause backlogs and administrative inefficiencies. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could negatively impact  our operations and ultimately prevent us from generating desired revenues.

WE CANNOT ASSURE YOU THAT OUR GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow through increasing our product lines. However, there are many obstacles to expand our product lines. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this sustainable growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to carry out our corporate strategy and we would be forced to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we cannot raise adequate capital on reasonable terms, investors will face a significant risk of losing their investments in their entirety.

OUR OUTSTANDING NOTES ARE SECURED BY ALL OF OUR ASSETS

Currently we have $2,446,995 principal amount in outstanding secured convertible notes. These notes are secured by all of our assets. If we are unable to meet our obligations under the notes, any such default could result in the noteholders foreclosing on and taking possession of our assets which would result in a loss of your investment in our company.

NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Currently, the Company has only one employee. Expansion of the Company’s business and operation will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

THE LOSS OF THE SERVICES OF OUR KEY EMPLOYEES, PARTICULARLY THE SERVICES RENDERED BY BORIS RUBIZHEVSKY, OUR SOLE OFFICER AND DIRECTOR, COULD HARM OUR BUSINESS.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Boris Rubizhevsky, our sole officer and director. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

THERE IS SUBSTANTIAL COMPETITION IN THE LIGHT BULB AND BATTERY INDUSTRY, MANY OF WHOM ARE MORE HIGHLY CAPITALIZED THAN US, WHICH COULD LIMIT OUR ABILITY TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

There is substantial competition in the light bulb and battery industry.  Existing and new competitors may continue to improve their products and to introduce new products with competitive price and performance characteristics.   Our competitors have the advantage of established relationships within the industry and they may be more highly capitalized.  In addition, we cannot assure that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

WE ARE HIGHLY DEPENDENT ON TECHNOLOGY AND OUR FUTURE SUCCESS IS DEPENDENT UPON OUR ABILITY TO PROTECT INTELLECTUAL PROPERTY LICENSED TO US FROM PERF GO-GREEN THROUGH OUR SUBSIDIARY PERFPOWER CORPORATION.

Our business and our results of operations are highly dependent on technology, which is subject to many risks.  Infringements of our intellectual property could adversely affect our ability to compete. Although management does not believe that the Company’s products infringe on the intellectual rights of others, we may have to defend ourselves against claims of intellectual property infringement, which could be very expensive for us and harm our business and financial condition. We may be a party to lawsuits in the course of our business. Litigation can be expensive, lengthy, and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. An unfavorable resolution of a particular infringement lawsuit could have a material adverse effect on our business, operating results, or financial condition. The Company may not be able to protect unauthorized use of intellectual property licensed to us from PerfPower Go-Green and take appropriate steps to enforce its rights.   There is no assurance that the Company may not be the target of infringement or other claims.  Such claims, even if not true, could result in significant legal and other costs associated and may be a distraction to management.  We plan to rely on a combination of copyright, trade secret, trademark laws and non-disclosure and other contractual provisions to protect our proprietary rights.  Because the policing of intellectual and intangible rights may be difficult and the ideas and other aspects underlying our business model may not in all cases be protectable under intellectual property laws, there can be no assurance that we can prevent competitors from marketing the same or similar products and services.

WE FACE CHALLENGES IN BRINGING TO MARKET ENHANCEMENTS TO THE ALKALINE BATTERY MARKET.

The alkaline battery technology has experienced continuous improvement and enhancements over recent years in order to minimize the use of hazardous materials and facilitate recycling while maintaining product performance. We face challenges in bringing to market our product and developing advanced technologies for emergency chargers and rechargeable alkaline batteries in a rapidly changing technological market.

WE DEPEND ON THIRD PARTIES FOR SALES AND MARKETING

Distributors and sales representative are used heavily to penetrate small and regional retailers in all retail business sectors. Sales representatives facilitate transactions, typically work on smaller commissions and do not hold inventories. Our sales representatives will manage and support both distributors and sales representative organizations.  Our distribution strategy depends on a contract marketing and selling company and sales representative firms with marketing skills and relationships with the industry’s retailers, Our inability to establish or maintain such third-party relationships on a commercially reasonable basis, if at all, would have an adverse impact on our ability to sell and distribute products.

DUE TO OUR LIMITED MARKETING, SALES AND DISTRIBUTION EXPERIENCE, WE MAY BE UNSUCCESSFUL IN OUR EFFORTS TO SELL OUR PROPOSED PRODUCTS, ENTER INTO RELATIONSHIPS WITH THIRD PARTIES OR DEVELOP A DIRECT SALES ORGANIZATION.

We have limited experience in developing, training or managing a sales force. If we choose to establish a direct sales force, we may incur substantial additional expenses in developing, training and managing such an organization. We may be unable to build a sales force on a cost-effective basis or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all.

We may be unable to engage or maintain relationships with qualified distributors. Even if engaged, these distributors may:

 · fail to adequately market our products;
 · fail to satisfy financial or contractual obligations to us;
 · offer, design, manufacture or promote competing products; or
 · cease operations with little or no notice.

If we fail to develop and maintain sales, marketing and distribution channels, we would experience delays in product sales and incur increased costs, which would have a material adverse effect on our business, prospects, financial condition, and results of operation.

WE DEPEND ON CONTRACT MANUFACTURERS IN CHINA FOR OUR BATTERY AND LIGHTING PRODUCTS
The Company’s PerfPower products all are manufactured in China. We depend on two Chinese manufacturers for our alkaline batteries and one Chinese manufacturer for our outdoor lighting fixture product to provide us with the products that we resell to retailers and distributors. We have no contract or agreement with these manufacturers and orders are placed through purchase orders accepted by the manufacturers. We are dependent on these continuing relationships. The turnaround time from production to delivery to the East Coast is 45-60 days and as low as 30 days to the West Coast for batteries. However, there can be no assurances that such manufacturers will satisfy their contractual obligations to us on a timely basis, if at all, which could result in delays and increased costs, which would have an adverse effect on our ability to bring our products to market. Dependence on a limited number of qualified suppliers could also lead to delays, lost revenue or increased costs. The loss of manufacturers or suppliers could, in the short term, adversely affect our financial results until alternative supply arrangements are secured. In addition, there is no assurance that any new supply arrangements entered into by the Company will have favorable terms.

Our future operating results may depend substantially on our manufacturer’s ability to supply us with products in sufficient volumes to meet our production requirements. If there is a significant simultaneous upswing in demand resulting in a supply reduction, or if a supplier has a quality issue, we may experience delays or increased costs in obtaining products. If we are unable to obtain sufficient quantities, we may experience delays which could cause us loss of revenue. Each of the following could also significantly harm our operating results:

·   an unwillingness of a supplier to supply such components to us;
·   consolidation of key suppliers;
·   failure of a key supplier’s business process;
·   a key supplier’s or sub-supplier’s inability to access credit necessary to operate its business; or
·   failure of a key supplier to remain in business.

We are dependent on suppliers for the supply of our products, making us vulnerable to supply problems and price fluctuations, which could cause us to fail to meet the demands of our customers and could adversely affect our financial results to the extent we were unable to find replacement suppliers .

WE HAVE A LIMITED CUSTOMER BASE AND WE CANNOT GUARANTEE THAT OUR CUSTOMER BASE WILL GROW. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL MAKE A PROFIT.

We currently have minimal sales and a limited customer base and prospective customers. Our current customers are distributors selling to small and regional supermarket chains, hardware stores and commercial accounts. There is no guarantee that we will be able to locate additional customers who will buy our products. If we are unable to attract enough customers to buy the products from us, we will have to suspend or cease operations. We derive a significant portion of our revenues from a limited number of customers. If any of our customers reduce or delay purchases from us or if we are required to sell products to them at reduced or unfavorable terms, our results of operations and revenue could be materially adversely affected.

WE HAVE A LIMITED PRODUCT PORTFOLIO.

We currently only sell PerfPower alkaline batteries, a Firebird cobrahead type of outdoor lighting fixture, with a specular reflector, optical lens and its precise lamp power regulation delivered by patented electronic ballasts and our EZ Boost charger. There can be no assurances that demand for our products will be sufficient to enable us to generate sufficient revenues or become profitable. There can be no assurances that we will be able to raise sufficient funds to develop and commercialize other products or that our product portfolio will increase or that our products could evolve or be improved to meet future needs of the marketplace. Without product diversification we may not be able to become profitable or generate revenues.

OUR PRODUCTS MAY CONTAIN DEFECTS THAT MAY BE DIFFICULT OR EVEN IMPOSSIBLE TO CORRECT, WHICH COULD RESULT IN LOST SALES, ADDITIONAL COSTS AND CUSTOMER EROSION.

Our products may contain defects that are difficult to detect and correct. The existence of defects and delays in correcting them could result in negative consequences, including the following:

   ● delays in shipping products;
   ● cancellation of orders;
   ● additional warranty expense;
   ● delays in the collection of receivables;
   ● product returns;
   ● the loss of market acceptance of our products; and
   ● inventory write-downs.

Even though we test all of our products, defects may continue to be identified after products are shipped. Correcting defects can be a time-consuming and difficult task.

In addition, product defects could result in liabilities for property damage and personal injuries.

OUR SOLE EXECUTIVE OFFICER AND DIRECTOR DOES NOT DEVOTE HIS SERVICES ON A FULL-TIME BASIS TO US,

Mr. Rubizhevsky founded and has servesd as President of NexGen Security Corporation, a consulting firm specializing in homeland security, biological and environmental products and technologies (“NexGen”) since 2007. Presently, Mr. Rubizhevsky devotes only 1% of his business time to NexGen because NexGen currently has no clients. In the event that NexGen’s business grows, and his duties and responsibilities with NexGen increase, Mr. Rubizhevsky will not be spending all of his time working for the Company. Competing demands on Mr. Rubizhevsky’s time may lead to a divergence between his interests and the interests of our shareholders.

WE WILL INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE MAY NOT BE ABLE TO MEET THE INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SECURITIES AND EXCHANGE COMMISSION RESULTING IN A POSSIBLE DECLINE IN THE PRICE OF OUR COMMON STOCK AND OUR INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with its annual report for the year ending December 31, 2010, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement of:

●	management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

●	management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

●	the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

Risks Relating To Our Industry

COMPETITION IN OUR INDUSTRIES MAY HINDER OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY, ACHIEVE PROFITABILITY, OR MAINTAIN RELATIONSHIPS WITH EXISTING CUSTOMERS.

The industries in which we operate, including battery and lighting products, are highly competitive, both in the United States and on a global basis, as a limited number of large manufacturers compete for consumer acceptance and limited retail shelf space.

As product placement, facings and shelf-space are at the sole discretion of our retailer customers, and often impacted by competitive activity, the visibility and availability of our full portfolio of products can be limited. Competitors may also be able to obtain exclusive distribution at particular retailers, or favorable in-store placement, resulting in a negative impact on our future sales.

Competition is based upon brand perceptions, product performance and innovation, customer service and price. Our ability to compete effectively may be affected by a number of factors:

•
Our primary competitors in batteries and lighting products, have substantially greater financial, marketing and other resources and greater market share in certain segments than we do, as well as significant scale and negotiating leverage with retailers;

•
Our competitors may have lower production, sales and distribution costs, and higher profit margins than us, which may enable them to compete more aggressively in offering retail discounts and other promotional incentives; and

•
Reductions in our planned advertising and promotional spending in reaction to reduced consumer demand and the recent economic downturn could impact retailer decisions regarding our product offerings and limit our access to shelf space, as well as our ability to expand distribution to new retailer customers.

In addition, private label brands sold by retail chains, which are typically sold at lower prices, are an increasing source of competition.

Risks Related To Our Securities

OUR COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our Common Stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or Nasdaq system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

THERE IS LIMITED LIQUIDITY ON THE OTCBB.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to lower trading volumes in shares of our Common Stock, there may be a lower likelihood of one’s orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

IN ORDER TO RAISE SUFFICIENT FUNDS TO EXPAND OUR OPERATIONS, WE MAY HAVE TO ISSUE ADDITIONAL SECURITIES AT PRICES WHICH MAY RESULT IN SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our common shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Florida law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the Securities and Exchange Commission (“SEC”), indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

We have a trading symbol for our common stock, CTCJ, which permits our shares to be quoted on the OTCBB. However, our stock has been thinly traded since approval of our quotation on the over-the-counter bulletin board by FINRA. Consequently, there can be no assurances as to whether:

●	any market for our shares will develop;

●	the prices at which our common stock will trade; or

●
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of us and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate.

WE MAY NOT BE ABLE TO EFFECTIVELY CONTROL AND MANAGE OUR GROWTH.

If our business and markets grow and develop as we expect, it may be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product offerings. Such eventualities will increase demands on our existing management and facilities. Failure to manage this growth and expansion could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE OUR SECURITIES MORE DIFFICULT TO SELL.

We may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

The following discussion and analysis of the consolidated financial condition and plan of operation should be read with our consolidated financial statements and related notes appearing elsewhere in this Current Report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Current Report on Form 8-K/A.

Overview

We are a technology company offering sustainable solutions to commercial and retail customers with a new generation of sustainable electrical and electronics products. Our initial products consist of alkaline batteries and a new generation of efficient outdoor lighting fixtures. We are also currently offering our EZBoost mobile charger.

We believe that “green” or sustainable technology industry is one of the fastest growing business segments in the world and that current growth rates show that there is a strong demand for sustainable technologies, products and services.

We will offer innovative products as well as use patented technologies to address the targeted markets that we believe today offer very little to the eco-conscious consumers. In doing so, we will:

(1)           Contribute to the reduction of use of electric energy for lighting purposes; and
(2)            Contribute to the mitigation of global warming through reduction of carbon emissions.

We have established a business plan to enter with what is known as the “green power” market.  The plan is based on the sale of  products that are manufactured utilizing latest eco-conscious technologies and sold through agents and distributors.

Our management team is comprised of seasoned executives with strong backgrounds in business development, sales, marketing and managing. These skills will complement the strengths of each senior manager to maximize the outcome of the day-to-day operations as well as keeping focus on the original corporate vision and ensure future growth of the company.

Our objective is to capture 2% - 3% in each of the target markets that our products are being offered in.

Background

PerfPower was organized as a joint venture company with Perf Go Green, a company in the business of supplying biodegradable plastic products to commercial and retail sectors. Perf Go-Green has already established itself as an innovative sustainable products supplier to these business sectors.   We market our battery products under the PerfPower™™ Go-Green™ label and own trademark rights to the PerfPower™ name.

We sell PerfPower™ alkaline batteries that offer competitive pricing, high performance and green components such as recycled and recyclable materials. One of the differentiating factors of PerfPower batteries is that they will be sold with a free recycling initiative.. By offering a free recycling option valued at $16.95 for the consumer and $99 for the commercial account, we believe that we will become a market leader in this new recycling alkaline batteries category and that this will be the first true “cradle-to-cradle” alkaline battery initiative in the marketplace.

The Company, through its  ownership in Firebird, an outdoor lighting technology company, hopes to offer a complete line of cutting-edge, high-efficiency lighting systems for roadway and area-lighting applications, as well as specialty LED and safety lighting products. We believe that these fixtures utilizing proprietary technology will offer:

·              Reduced energy use - Patented electronic ballasts used in these light fixtures provide immediate and measurable reductions in energy use, lower lifetime operating costs which we believe will result in rapid payback based on energy savings;

·             Lower maintenance costs – simple, elegant, cutting-edge designs and an intense focus on quality, in order to provide products with longer lifetimes, lower failure rates and improved tolerance for harsh environments such as vibration, moisture and impact; and

·             Simple, fast and error-free installation.

Currently, the Company is selling a Firebird cobrahead type of outdoor lighting fixture, with a specular reflector, optical lens and its precise lamp power regulation delivered by patented electronic ballasts (US Patent No. 7,067,987). These cobrahead fixtures generally can replace standard cobra head fixtures by one wattage size lower while still maintaining proper roadway illumination.

We also offer a 6-AA alkaline batteries “EZBoost” mobile charger, which can be used for charging cell phones, personal music players and portable gaming devices.  We have an initial prototype of a second generation EZBoost charger using rechargeable lithium-ion batteries. Further development efforts, including retail packaging and product introduction, will depend on the Company’s ability to raise additional funding.

Plan of Operation

The Company, through its subsidiaries and joint ventures, is positioned as a technology company offering sustainable solutions to the commercial and retail customers with a new generation of sustainable electronics products. Alkaline batteries and a new generation of efficient outdoor lighting fixtures are initial products offered by the Company that will only sell energy-efficient and technologically advanced products.

The goal of the Company is to provide an easy pathway for consumers and organizations to adopt as many green power solutions as their budgets will accommodate.

The Company plans to focus on developing the following operational characteristics:

•	Rapid turnaround from order to delivery for lighting fixtures;
•	Sophisticated inventory management system;
•	Prompt, high quality customer service;
•	Highly trained sales people;
•	Strong communication and collaboration among product distributors and service providers to ensure a seamless customer experience; and
•	Use of outsourced technical support and quality control

All of the above initiatives will be supported by in-house personnel in the Company and its operating subsidiaries that will also provide the day-to-day inventory management and order processing controls, such as electronic data interface with its customers.

The Company’s plan of action over the next twelve months is to continue its operations to manufacture and distribute energy saving and environmentally friendly power and lighting products.

Results of Operations

During the period November 13, 2009 (inception) through December 31, 2009, Perf Power did not generate revenue from the sale of products. Perf Power incurred $7,955 in operating expenses during the period November 13, 2009 (inception) to December 31, 2009.  The expenses were for professional fees and consulting fees leading up to the May 10, 2010 share exchange with the Company in May 2010.

During January 2010, Perf Power acquired the battery operations from Perf-GoGreen. From July 11, 2009 (inception of Perf Go-Greens’s battery operations) to December 31, 2009, the battery operations generated gross revenue of $26,332 less slotting fees paid to a distributor of $95,000, resulting in net revenues of $(68,668).  The cost of the revenues was $20,952 which included manufacturing costs, labels and packaging costs and shipping.  In addition, the battery operation incurred $7,082 in general and administrative expense during the period July 11, 2009 to December 31, 2009.

Liquidity and Capital Resources

As of December 31, 2011, we had $863 in cash and $8,756 in total assets. We expect that our operations will require approximately $40,000 per month for the next twelve months. We do not have sufficient cash reserves for the next twelve months and we plan to seek additional capital from the issuance of our debt or equity instruments.

We have funded our operations through the issuance of Notes, Warrants and Common Stock to accredited investors in private offerings and through a loan from our Chief Executive Officer.

In connection with private placement offerings in July and August 2010, we paid Skyebanc, Inc. $60,000 (10% of the amount raised) and in connection with private placement offerings in April 2011 and August 2011, we paid Network 1 Financial Services, Inc. an aggregate of $18,750 (10% of the amount raised) as a fee for acting as our placement agent in such offerings pursuant to placement agent agreements with the Company.

We currently have no agreements, arrangements or understandings to obtain funds through bank loans, lines of credit or any other sources. Since we have no other such arrangements or plans currently in effect, our inability to raise funds will have a severe negative impact on our ability to remain a viable company.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  The Company believes its current available cash along with anticipated revenues is insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The current primary uses of cash are to fund sales and marketing initiatives, inventory, alaries and wages and professional fees associated with being a public company. There are currently no immediate plans on capital expenditures.  Management is primarily focused on selling the current product line while keeping costs to a minimum.

In response to these problems, management has taken the following actions:

•	Seek additional third party debt and/or equity financing,
•	Continue with the implementation of the business plan
•	Increase revenue from existing customers
•	Increase number of customers

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

While our significant accounting policies are more fully described in Note 1 to our financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Plan of Operation.”

Fair Value of Financial Instruments

The Company measures fair value in accordance with Accounting Standards Codification (“ASC”) No. 820, (formerly known as Statement of Financial Accounting Standards (“SFAS”) No. 157), Fair Value Measurements (“ASC No. 820”). ASC No. 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. ASC No. 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions there exists a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 - unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date.

Level 2 - inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level 3 - unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

Derivative Liabilities

Fair value accounting requires bifurcation of embedded derivative instruments, such as ratchet provisions or conversion features in convertible debt or equity instruments, and measurement of their fair value. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once derivative liabilities are determined, they are adjusted to reflect fair value at the end of each reporting period. Any increase or decrease in the fair value is recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

Share-based payments

From time to time, the Company rewards employees and strategic consultants with stock options, warrants, restricted stock and stock appreciation rights. The amount of compensation cost for these share-based awards is measured based on the fair value of the awards, as of the date that the share-based awards are issued and adjusted to the estimated number of awards that are expected to vest.

Fair value of stock options, warrants, and stock appreciation rights, is generally determined using a Black-Scholes option pricing model, which incorporates assumptions about expected volatility, risk free rate, dividend yield, and expected life. Compensation cost for share-based awards is recognized on a straight-line basis over the vesting period.

FASB Accounting Standards Update No. 2011-05

In June 2011, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Update (“ASU”) No. 2011-05 “Comprehensive Income”, which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (“OCI”) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-10

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-10 “Property, Plant and Equipment: Derecognition of in Substance Real Estate-a Scope Clarification” (“ASU 2011-09”). This Update is to resolve the diversity in practice as to how financial statements have been reflecting circumstances when parent company reporting entities cease to have controlling financial interests in subsidiaries that are in substance real estate, where the situation arises as a result of default on nonrecourse debt of the subsidiaries.

The amended guidance is effective for annual reporting periods ending after June 15, 2012 for public entities. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2011-12

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-12 “Comprehensive Income:  Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05” (“ASU 2011-12”). This Update is a deferral of the effective date pertaining to reclassification adjustments out of accumulated other comprehensive income in ASU 2011-05. FASB is to going to reassess the costs and benefits of those provisions in ASU 2011-05 related to reclassifications out of accumulated other comprehensive income. Due to the time required to properly make such a reassessment and to evaluate alternative presentation formats, the FASB decided that it is necessary to reinstate the requirements for the presentation of reclassifications out of accumulated other comprehensive income that were in place before the issuance of Update 2011-05.

All other requirements in Update 2011-05 are not affected by this Update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. Public entities should apply these requirements for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

MANAGEMENT

Appointment of New Directors and Officers

At the Closing Date of the Exchange Agreement, Goubeaux and Roberts resigned from (i) their respective officer positions, and (ii) their positions on the board of directors upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act.  Rubizhevsky was appointed as the Company’s sole officer and director.

The following table sets forth the names, ages, and position of our new executive officer and director. Executive officers are elected annually by our board of directors.  Each executive officer holds his office until he resigns, is removed by the Company’s board of directors, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION

Boris Rubizhevsky	61	President , Chief Executive Officer, Chief Financial Officer, Director

A brief biography of our officer and director is more fully described in Item 5.02.  The information therein is hereby incorporated in this section by reference..

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. We currently do not have a member who qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

Audit Committee; Potential Conflict of Interest

We have not yet appointed an audit committee. At the present time, we have only one Board member.. Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, related party transactions, nominations, and audit issues that may affect management decisions and we will not be able to present possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to a board of directors for their consideration and approval.  We are not aware of any other conflicts of interest with our executive officer or director.

Employment Agreements

 We entered into an  employment agreement, dated June 1, 2010 with Boris Rubizhevsky to serve as our Chairman, President and Chief Executive Officer at a monthly salary of $15,000. The initial term of the agreement is 36 months which will automatically renew for successive 12 month terms unless notice to terminate is given by either party at least 60 days prior to the end of the then current term. If Mr. Rubizhevsky’s employment is terminated for cause, as described in the agreement, he will be entitled to his salary and benefits for the remainder of the term but in no event less than six months. The agreement also contains non-solicitation and non-competition provisions for one year after termination of his employment, unless he is terminated without cause.
PerfPower (formerly known as EcoReady Corporation) entered into an amended employment agreement, dated June 1, 2010 with Boris Rubizhevsky to serve as its President and Chief Executive Officer at a monthly salary of $5,000. The initial term of the agreement is 36 months which will automatically renew for successive 12 month terms unless notice to terminate is given by either party at least 60 days prior to the end of the then current term. If Mr. Rubizhevsky’s employment is terminated for cause, as described in the agreement, he will be entitled to his salary and benefits for the remainder of the term but in no event less than six months. The agreement also contains non-solicitation and non-competition provisions for one year after termination of his employment, unless he is terminated without cause.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

 None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years.  We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or any of our or has a material interest adverse to us or any of our subsidiaries.

Code of Ethics

We have not yet adopted a code of ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for the periods indicated, compensation awarded to or paid to, or earned by, our chief executive officers.No other executive officer earned in excess of $100,000:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Boris Rubizhevsky	2010	210,000(2)	0	0	0	0	0	20,400(4)	230,400
(President and Chief Executive Officer, Chief Financial Officer and director)	2011	240,000(3)						20,400(4)	260,400

Jerome Goubeaux,	2010	0	0	0	0	0	0	0	0
Chief Executive Officer and director (1)	2011	0	0	0	0	0	0	0	0

(1)  Mr. Goubeaux resigned from as chief executive officer and director of the Company on May 11, 2010.
(2)  Mr. Rubizhevsky earned a salary of $210,000 during 2010, of which he received $132,500 in cash.
(3) Mr. Rubizhevsky earned a salary of $240,000 during, 2011 of which he received $6,000 in cash.
(4) Represents health insurance premiums paid by the Company covering Mr. Rubizhevsky and his family.

On May 4, 2012, we issued a secured promissory note in the principal amount of $391,500 to Boris Rubizhevsky for past unpaid compensation as our President and Chief Executive Officer through April 30, 2012.

Outstanding Equity awards at Fiscal Year End

There are no outstanding equity awards as of the date hereof.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.  We do, however, anticipate adopting a non-qualified stock option plan where we will be granting our officers options to purchase our common stock pursuant to the terms of their employment agreements. No such plan has been finalized or adopted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of our common stock immediately following execution of the Share Exchange Agreement by (i) our officers and directors; (ii) each person known by us to beneficially own five percent (5%) or more of our outstanding shares; and (iii) our officers and directors as a group.

Title of Class	Name of Beneficial Owner of Shares	Position	Amount of shares held by Owner	Percent of Class (1)

Common	Boris Rubizhevsky	Chief Executive Officer, President, Chief Financial Officer and Director	5,000,000	16.5%

Common	Jerome Goubeaux (2)	Director	50,000	0.165%

Common	Ken Roberts (3)	Director	45,000	0.148%

Common	Bluefish Group, Inc. (4)		7,850,000	25.9%

Common	Perf Go-Green Holdings, Inc. (5)		5,700,000	18.8%

Common	Steve Stark		2,500,000	8.25%

Common	James Murray		2,820,000	9.3%

All Executive Officers, Directors as a Group (three persons)			5,095,000	16.813%

(1)             The percentages listed in the percent of class column are based upon 30,310,090 issued and outstanding shares of Common Stock.

(2)             Former Chief Executive Officer prior to May 11, 2010 and director until the Effective Date.

(3)             Former Chief Financial Officer and Secretary prior to May 11, 2010 and  director until the Effective Date.

(4)             Jerry Wolff, Chief Executive Officer of Bluefish Group, Inc. has sole voting and investment power over shares held by Bluefish Group, Inc

(5)             Michael Caridi, Chief Operating Officer of Perf Go-Green Holdings, Inc. has sole voting and investment power over shares held by Perf Go-Green Holdings, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 11, 2012, the number of shares of our common stock that are beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each executive officer and director of our company; and (iii) all executive officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 40,954,603shares of our common stock issued and outstanding as of July 11, 2012. Unless otherwise indicated, the address of each person listed is c/o EcoReady Corporation, 550 Winderly Place, Suite 300, Orlando, Florida 32751

Title of Class	Name of Beneficial Owner of Shares	Position	Amount of shares held by Owner	Percent of Class

Common	Boris Rubizhevsky	Chief Executive Officer, President, Chief Financial Officer and Director	5,000,000	12.2%

Common	Bluefish Group, Inc. (1)		7,850,000(3)	19.2%

Common	Perf Go-Green Holdings, Inc. (2)		8,200,000(4)	20.0%

Common	Steve Stark		2,500,000	6.1%

Common	James Murray		2,820,000	6.9%

All Executive Officers, Directors as a Group (one person)			5,000,000	12.2%

(1)	Jerry Wolff, Chief Executive Officer of Bluefish Group, Inc. has sole voting and investment power over shares held by Bluefish Group, Inc
(2)	Michael Caridi, Chief Operating Officer of Perf Go-Green Holdings, Inc. has sole voting and investment power over shares held by Perf Go-Green Holdings, Inc.
(3)	Pursuant to a Lock-Up Agreement, dated April 29, 2011, Bluefish Group, Inc. agreed not to sell or transfer up to 3,000,000 of such shares for 18 months.
(4)	Pursuant to a Lock-Up Agreement, dated April 29, 2011, Perf Go-Green agreed not to sell or transfer such shares for 18 months.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 150,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, 40,954,603 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon exercise of the Warrants will be, fully paid and non-assessable.

Preferred Stock

The Company’s board of directors is empowered to designate and issue from time to time one or more classes or series of preferred stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock has been quoted on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol ECRD since December 23, 2010. Previously, our Common Stock was quoted under the symbol CTCJ.  The following table sets forth the high and low sales prices as reported on the OTCBB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

FISCAL YEAR 2011	HIGH	LOW
First Quarter	$2.01	$1.01
Second Quarter	$1.90	$1.90
Third Quarter	$1.60	$1.60
Fourth Quarter	$1.60	$1.60

FISCAL YEAR 2010	HIGH	LOW“
First Quarter	$1.01	$1.01
Second Quarter	$2.50	$2.25
Third Quarter	$2.00	$2.90
Fourth Quarter	$2.91	$2.91

The last reported sales price of our common stock on the OTCBB on April 17, 2012, was $1.90. There has been no trading or reported sales price since such date.
The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

As of the date hereof,  40,954,603 shares of common stock are issued and outstanding.  There are approximately 40 shareholders of our common stock.

Transfer Agent and Registrar

The Transfer Agent for our common stock is Continental Stock Transfer, with an address at 17 Battery Place New York, NY 10004. Continental Stock Transfer’s telephone number is (212) 509-4000.

Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our common stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of common stock.  In addition, we currently have no plans to pay such dividends.  However, even if we wish to pay dividends, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from and of PerfPower. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

Equity Compensation Plan Information

The Company does not have an equity compensation plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2008, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates of our directors, executive officers and 5% shareholders:

On April 30, 2010, Boris Rubizhevsky, our executive officer and director, and Michael Caridi our consultant were appointed managers of Firebird pursuant to the Limited Liability Agreement of Firebird, dated April 30, 2010. Mr. Rubizhevsky and Mr.Caridi also serve on the Board of Managers of Firebird Research.

On June 1, 2010, we entered into an employment agreement with Boris Rubizhevsky to serve as our Chairman, President and Chief Executive Officer at a monthly salary of $15,000. The initial term of the agreement is 36 months which will automatically renew for successive 12 month terms unless notice to terminate is given by either party at least 60 days prior to the end of the then current term. If Mr. Rubizhevsky’s employment is terminated for cause, as described in the agreement, he will be entitled to his salary and benefits for the remainder of the term but in no event less than six months. The agreement also contains non-solicitation and non-competition provisions for one year after termination of his employment, unless he is terminated without cause.

On June 1, 2010, PerfPower (formerly EcoReady Corporation) entered into an employment agreement with Boris Rubizhevsky to serve as its President and Chief Executive Officer at a monthly salary of $5,000. The initial term of the agreement is 36 months which will automatically renew for successive 12 month terms unless notice to terminate is given by either party at least 60 days prior to the end of the then current term. If Mr. Rubizhevsky’s employment is terminated for cause, as described in the agreement, he will be entitled to his salary and benefits for the remainder of the term but in no event less than six months. The agreement also contains non-solicitation and non-competition provisions for one year after termination of his employment, unless he is terminated without cause.

On June 1, 2010, we entered into a consulting agreement with Michael Caridi under which Mr. Caridi agreed to provide consulting and advisory services relating to marketing, products, promotions, sales and related activities for a monthly consulting fee of $10,000.  Mr. Caridi is Chief Operating Officer of Perf Go-Green from which PerfPower acquired its alkaline battery business, trademarks, inventory, customers and related items in January 2010. The consulting agreement was for an initial term of 12 months, was renewable for additional 12 month terms and was cancelable on 30 days notice by either party after the first 12 months, The consulting agreement was amended on June 6, 2011 to provide for the issuance of 300,000 shares of Common Stock at such time to Mr. Caridi in satisfaction of the Company’s obligations under the agreement and to terminate the agreement.

On July 15, 2011 we issued a $50,000 promissory note in favor of Boris Rubizhevsky, our chief executive officer, for a loan made by Mr. Rubizhevsky on July 1, 2011, to assist the Company in meeting short-term obligations. The Note bears interest at a rate 6% per annum and expired 90 days from issuance. We paid Mr. Rubizhevsky an aggregate of $10,000 under the note on March 22, 2012. Currently there is $43,031 of principal and accrued interest outstanding under the note.

Pursuant to Lock-Up Agreements, dated April 29, 2011, Perf Go-Green and Bluefish, significant shareholders of the Company, agreed not to sell or transfer any shares of Common Stock, and in the case of Bluefish, up to 3,000,000 shares, for 18 months.

On May 4, 2012, we issued a secured promissory note in the principal amount of $391,500 to Boris Rubizhevsky for past unpaid compensation as our President and Chief Executive Officer. The note accrues interest at 12% (with a 18% default interest rate) and the note principal is payable upon demand.

Boris Rubizhevsky, our President, Chief Executive Officer and a director, has guaranteed our obligations under our six-month lease agreement, commencing March 1, 2012 for 139 Fulton Street, New York, New York, including monthly rental payments of $1,695.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or to our knowledge threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, on May 11, 2010, we issued 28,970,000 shares of Common Stock to the PerfPower Shareholders in exchange for 100% of the outstanding shares of PerfPower.   Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

On May 11, 2010, immediately after the Share Exchange, we closed on the sale of an aggregate of $650,000 secured promissory notes of the Company (the “Notes”) pursuant to a subscription agreement (the “Subscription Agreement”) with certain accredited investors (the “Subscribers”). The Notes are convertible into shares of the Company’s common stock, par value $0.001, (the “Common Stock”) at an original conversion price of $0.30 per share. In connection with the sale of the Notes, we issued four-year Class A Warrants to purchase an aggregate of 1,625,000 shares of Common Stock at an exercise price of $0.60 per share and four-year Class B warrants to purchase an aggregate of 1,625,000 shares of Common Stock at an exercise price of $1.00 per share (collectively, the “Warrants”). Subsequently, the exercise price per share of the Warrants was lowered to $0.45 pursuant to waivers received from Subscribers on April 4, 2011, to $0.25 pursuant to an adjustment letter to Subscribers (“Adjustment Letter”) dated September 20, 2011 and to $0.20 pursuant to an Adjustment Letter dated February 3, 2012. The conversion price per share of the Notes was also lowered pursuant to the September 20, 2011 Adjustment Letter from $0.30 to $0.25 and was further lowered to $0.20 pursuant to the February 3, 2012 Adjustment Letter. The conversion and exercise prices have been subsequently reduced to $0.10 as a result of anti-dilution provisions in such securities.

On June 3, 2010, we sold $400,000 of Notes in a private placement offering to one accredited investor and received gross proceeds of $400,000. The Notes accrue interest at10%, were originally convertible into shares of Common Stock at a conversion price of $0.30 per share and matured on June 3, 2012. In connection with the sale of the Notes, we issued four-year Class A Warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $0.60 per share and four year Class B Warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $1.00 per share, which conversion and exercise prices have been subsequently reduced to $0.10 as a result of anti-dilution provisions in such securities.

On July 9, 2010, we sold an aggregate of $225,000 of secured convertible promissory notes in a private placement offering to two accredited investors and received gross proceeds of $225,000. The Notes accrue interest at 10%, were originally convertible into shares of Common Stock at a conversion price of $0.30 per share and matured on July 9, 2012. In connection with the sale of the Notes, we issued four-year Class A Warrants to purchase an aggregate of 1,125,000 shares of Common Stock at an exercise price of $0.60 per share and four year Class B Warrants to purchase an aggregate of 1,125,000 shares of Common Stock at an exercise price of $1.00 per share, which conversion and exercise prices have been subsequently reduced to $0.10 as a result of anti-dilution provisions in such securities.

On July 27, 2010 and July 30, 2010, we sold an aggregate of $210,000 and $110,000, respectively, of Notes in a private placement offering to seven and three accredited investors, respectively, and received gross proceeds of $210,000 and $110,000, respectively. The Notes accrue interest at 10%, were originally convertible into shares of Common Stock at a conversion price of $0.30 per share and mature two years from the date of issuance. In connection with the sale of the Notes, on July 27, 2010 and July 30, 2010, we issued four-year Class A Warrants to purchase an aggregate of 1,07,000 shares and 550,000 shares, of Common Stock at an exercise price of $0.60 per share and four year Class B Warrants to purchase an aggregate of 1,07,000 and 550,000 shares of Common Stock at an exercise price of $1.00 per share, respectively, which conversion and exercise prices have been subsequently reduced to $0.10 as a result of anti-dilution provisions in such securities.

On December 23, 2010, we sold an aggregate of $252,000 Notes in a private placement offering to three accredited investors and received gross proceeds of $252,000. The Notes accrue interest at 10%, were originally convertible into shares of Common Stock at a conversion price of 80% of the average of the three lowest bid prices for the 10 prior trading days and matured on March 23, 2010. In connection with the sale of the Notes we issued an aggregate of 2,000,001 shares of Common Stock to the investors in the offering. On April 29, 2011, pursuant to Lock-Up Agreements with Perf Go-Green and Bluefish Group, Inc., the investors agreed to convert the notes in consideration for such shareholders’ agreement not to sell or transfer such shares for 18 months. Although the lock-ups are still in effect, there were no note conversions effectuated. Subsequently, the exercise price per share of the Warrants was lowered to $0.45 pursuant to waivers received from Subscribers on April 4, 2011, to $0.25 pursuant to an adjustment letter to Subscribers (“Adjustment Letter”) dated September 20, 2011 and to $0.20 pursuant to an Adjustment Letter dated February 3, 2012. The conversion price per share of the Notes was also lowered pursuant to the September 20, 2011 Adjustment Letter from $0.30 to $0.25 and was further lowered to $0.20 pursuant to the February 3, 2012 Adjustment Letter. , The conversion and exercise prices have been subsequently reduced to $0.10 as a result of anti-dilution provisions in such securities.

On April 21, 2011, we raised, in a private offering to eight accredited investors, an aggregate of $157,500 of Notes and issued an aggregate of 500,000 shares of Common Stock at $0.30 per share and three-year warrants to purchase an aggregate of 500,000 shares of Common Stock at $0.45 per share. The warrants provide for cashless exercise. Subsequently, the Warrant exercise prices were lowered to $0.45 per share pursuant to waivers obtained from the Subscribers in April 2011, which conversion and exercise prices have been subsequently reduced to $0.10 as a result of anti-dilution provisions in such securities.

On December 8, 2010 we amended our licensing agreement with Perf-Go Green to terminate the royalty payments due under the agreement, effective December 1, 2010 (including royalties due but unpaid as of November 30, 2010 ), and in lieu thereof on June 6, 2011, we issued Perf Go-Green as a single royalty payment 2,500,000 shares of Common Stock. The shares were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act.

On June 6, 2011 we issued an aggregate of 263,200 shares of Common Stock to five Firebird members in exchange for an aggregate membership interest in Firebird of 22.22%.  The shares were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act.

The consulting agreement with Michael Caridi was terminated on June 6, 2011 at which time 300,000 shares of Common Stock were issued to Mr. Caridi in satisfaction of the Company’s obligations under the agreement. The shares were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act.

On July 15, 2011 we issued a $50,000 promissory note in favor of Boris Rubizhevsky, our chief executive officer, for a loan made by Mr. Rubizhevsky on July 1, 2011, to assist the Company in meeting short-term obligations.  The Note bears interest at a rate 6% per annum and matured in 90 days from issuance. We paid Mr. Rubizhevsky an aggregate of $10,000 on March 22, 2012  under the note. Currently there is $43,031 of principal and accrued interest is outstanding under the note.

On August 5, 2011, we raised in a private offering to two accredited investors, an aggregate of $30,000 of Notes convertible into shares of Common Stock at $0.20 per share. The Notes accrue interest at 10% and mature two years from the date of issuance, In connection with the sale of the Notes we issued Class A Warrants to purchase an aggregate of 300,000 shares of Common Stock at $0.20 per share which conversion and exercise prices have been subsequently reduced to $0.10 as a result of anti-dilution provisions in such securities.

On August 11, 2010, we issued an aggregate of 80,000 shares of Common Stock to investors in our private placements of notes as consideration for such investors’ agreement to waive our obligation to timely file a registration statement on Form S-1 pursuant to an amendment and consent agreement dated August 11, 2010. The shares were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act.

On February 12, 2012, we raised in a private offering to two accredited investors, an aggregate of $120,000 of Notes convertible into shares of Common Stock at $0.20 per share. The Notes accrue interest at 10% and mature two years from the date of issuance, In connection with the sale of the Notes we issued Class A Warrants to purchase an aggregate of 1,200,000 shares of Common Stock at $0.20 per share, which conversion and exercise prices have been subsequently reduced to $0.10 as a result of anti-dilution provisions in such securities.

Pursuant to a waiver agreement dated April 4, 2011 with Sykebanc, our placement agent, on June 6, 2011, we issued 1,000,000 shares of Common Stock in consideration for the waiver of any and all fees owed by us under a placement agent agreement dated June 29, 2010 and our failure to timely file our Form S-1 registration statement. The shares were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act.

Pursuant to an Amendment and Waiver Agreement dated April 4, 2011, on June 6, 2011, we issued an aggregate of 4,950,000 shares of Common Stock to Subscribers in consideration for the waiver by the Subscribers in our note offerings from May 11, 2010 through December 23, 2010 of any and all breaches by the Company under the Subscription Agreements. The shares were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act.

On May 4, 2012, we issued a secured promissory note in the principal amount of $72,495 to Lucosky Brookman LLP for legal services provided to the Company. The note accrues interest at 12% (with a 18% default interest rate) and the note principal is payable upon demand. The note is convertible into shares of Common Stock at a price equal to (x) the amount of principal and accrued interest outstanding divided by (y) the average five trading day closing bid price of the Common Stock during the five trading days immediately prior to the conversion (the denominator) multiplied by (z) 2.50. The note was issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act.

On May 4, 2012, we issued a secured promissory note in the principal amount of $391,500 to Boris Rubizhevsky for past unpaid compensation as our President and Chief Executive Officer. The note accrues interest at 12% (with a 18% default interest rate) and the note principal is payable upon demand. The note was issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act.

On May 20, 2012, we issued a six-month secured convertible promissory note to an accredited investor in the principal amount of $55,000. The note is required to be prepaid from sales by the Company of alkaline batteries. The note is convertible into shares of Common Stock at $0.10 per share. In connection with the issuance of the note we issued a four-year warrant to purchase 550,000 shares of Common Stock at $0.10 per share.

On June 20, 2012, we issued a six-month secured convertible promissory note to two accredited investors each in the principal amount of $55,000. The notes are required to be prepaid from sales by the Company of alkaline batteries. The notes are convertible into shares of Common Stock at $0.10 per share. In connection with the issuance of the notes we issued four-year warrants to purchase 550,000 shares of Common Stock at $0.10 per share.

Except for the notes issued to Boris Rubizhevsky and Lucosky Brookman LLP, all of the note offerings described above have full ratchet anti-dilution provisions whereby the exercise price or conversion price, as the case may be, will be reduced if the Company issues Common Stock (except for certain exempted issuances) at a lower price; provide for liquidated damages of $100 per business day for each $10,000 of note principal upon the failure of the Company to meet certain of its registration and delivery obligations; have a one-time mandatory conversion provision if the stock price is at least $1.25 and the average trading volume is at least 100,000 for 10 days, have buy-in provisions to cover a purchase of shares for which conversion shares were not timely delivered; have most favored nation provisions which automatically reduces the warrant exercise price or note conversion price if Common Stock is issued at a lesser price or securities are issued with a lower conversion or exercise price; and negative covenants against certain investments and incurring debt. All of the warrants provide for cashless exercise. Except for Boris Rubizhevsky and Lucosky Brookman LLP, all of the above investors are prohibited from exercising or converting the securities held by them if such exercise of conversion would result in their beneficial ownership (together with their affiliates) of greater than 4.99%  (or 9.99% with at least 61 days prior notice to the Company).

Except for the note issued to Mr. Rubizhevsky on July 15, 2011, all of the above secured promissory notes are secured by the Company’s assets. The issuance of the noteswarrants and shares referenced above were exempt from registration pursuant to Section 4(2) of Securities Act, and Regulation D promulgated under the Securities Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Directors

Subject to the effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, Goubeaux and Roberts resigned from their positions on the board of directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Resignation of Officers

On the Closing Date, Goubeaux and Roberts resigned from their respective offices of the Company.  Their resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Appointment of Directors and Officers

Rubizhevsky was appointed as our sole officer at Closing, and upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, Rubizhevsky was appointed as our sole director.

The business background description of Rubizhevsky is as follows:

Boris Rubizhevsky, age 61, President, Chief Executive Officer,   Chief Financial Officer and Director

Mr. Rubizhevsky has been the Company’s Director, President, Chief Executive Officer and Chief Financial Officer since its inception in November 2009.   Mr. Rubizhevsky has served as President since founding NexGen Security Corporation, a consulting firm specializing in homeland security, biological and environmental products and technologies in 2007. In 1992, Mr. Rubizhevsky co-founded Isonics Corporation (NASDAQ: ISON), a diversified international company in life science, semi-conductor wafer services and homeland security products. Mr. Rubizhevsky was the Director and Vice Chairman of Isonics from 1992 to 2007.  Before founding Isonics,   from 1977 to1986 Mr. Rubizhevsky was with General Electric Company in a number of international sales and marketing managerial positions. Mr. Rubizhevsky holds a B.S. degree in engineering from the Stevens Institute of Technology. Mr. Rubizhevsky’s prior experience with public companies as well as his current membership on other companies’ boards of directors makes him an important addition to the Company’s board of directors.

Mr. Rubizhevsky currently sits on the board of directors of Bio Cube Inc.(formerly known as Alliance Network Communications Holdings Inc. (ALHN.OB) – a Company that designs, manufactures and distributes a number of generic and custom application electrical surge protection devices.

Related Party Transactions

On April 30, 2010, Boris Rubizhevsky, our executive officer and director, and Michael Caridi our consultant were appointed managers of Firebird pursuant to the Limited Liability Agreement of Firebird, dated April 30, 2010. Mr. Rubizhevsky and Mr.Caridi serve on the Board of Managers of Firebird Research.

On June 1, 2010, we entered into an employment agreement with Boris Rubizhevsky to serve as our Chairman, President and Chief Executive Officer at a monthly salary of $15,000. The initial term of the agreement is 36 months which will automatically renew for successive 12 month terms unless notice to terminate is given by either party at least 60 days prior to the end of the then current term. If Mr. Rubizhevsky’s employment is terminated for cause, as described in the agreement, he will be entitled to his salary and benefits for the remainder of the term but in no event less than six months. The agreement also contains non-solicitation and non-competition provisions for one year after termination of his employment, unless he is terminated without cause.

On June 1, 2010, PerfPower (formerly EcoReady Corporation) entered into an employment agreement with Boris Rubizhevsky to serve as its President and Chief Executive Officer at a monthly salary of $5,000. The initial term of the agreement is 36 months which will automatically renew for successive 12 month terms unless notice to terminate is given by either party at least 60 days prior to the end of the then current term. If Mr. Rubizhevsky’s employment is terminated for cause, as described in the agreement, he will be entitled to his salary and benefits for the remainder of the term but in no event less than six months. The agreement also contains non-solicitation and non-competition provisions for one year after termination of his employment, unless he is terminated without cause.

On June 1, 2010, the Company entered into a consulting agreement with Michael Caridi, Chief Operating Officer of Perf Go-Green for the provision of consulting and advisory services relating to marketing, products, promotions, sales and related activities for a monthly consulting fee of $10,000. PerfPower Corporation, our wholly-owned subsidiary, acquired the alkaline battery business, trademarks, inventory, customers and related items of Perf Go-Green in January 2010. The consulting agreement was for an initial term of 12 months, was renewable for additional 12 month terms and was cancelable on 30 days notice by either party after the first 12 months, The consulting agreement was amended on June 6, 2011 to provide for the issuance of 300,000 shares of Common Stock at such time to Caridi in satisfaction of the Company’s obligations under the agreement and to terminate the agreement..

 On July 15, 2011 we issued a $50,000 promissory note in favor of Boris Rubizhevsky, our chief executive officer, for a loan made by Mr. Rubizhevsky on July 1, 2011, to assist the Company in meeting short-term obligations.  The Note bears interest at a rate 6% per annum and matured in 90 days from issuance. We paid Mr. Rubizhevsky an aggregate of $10,000 on March 22, 2012  under the note. Currently there is $43,031 of principal and accrued interest outstanding under the note.

Pursuant to Lock-Up Agreements, dated April 29, 2011, Perf Go-Green and Bluefish, significant shareholders of the Company, agreed not to sell or transfer any shares of Common Stock, and in the case of Bluefish, up to 3,000,000 shares, for 18 months.

On May 4, 2012, we issued a secured promissory note in the principal amount of $391,500 to Boris Rubizhevsky for past unpaid compensation as our President and Chief Executive Officer. The note accrues interest at 12% (with a 18% default interest rate) and the note principal is payable upon demand.

Boris Rubizhevsky, our President, Chief Executive Officer and a director, has guaranteed our obligations under our six-month lease agreement, commencing March 1, 2012 for 139 Fulton Street, New York, New York, including monthly rental payments of $1,695.

Item 9.01 Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of PerfPower Corporation (formerly known as EcoReady Corporation as of December 31, 2009 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Unaudited Consolidated Financial Statements of PerfPower Corporation (formerly known as EcoReady as of March 31, 2010 are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The Audited Carve-Out Financial Statements of Perf-Go Green Holdings, Inc. as of December 31, 2009 are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference .

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement, dated May 11, 2010, by and among Centracan Incorporated, Jerome Goubeaux, as an agent for the majority shareholders of Centracan, EcoReady Corporation, and the shareholders of EcoReady (1)
4.1	Form of Convertible Promissory Note, dated May 11, 2010, by and between Centracan Incorporated and the Subscribers (1)
4.2	Form of Warrant (1)
4.3	Form of Warrant(2)
4.4	$50,000 Promissory Note in favor of Boris Rubizhevsky(3)
4.5	$391,500 Promissory Note in favor of Boris Rubizhevsky
4.6	Secured Convertible Promissory Note dated May 20, 2012 in favor of Alpha Capital
4.7	Secured Convertible Promissory Note dated June 20, 2012 in favor of Chestnut Ridge Partners, LP
4.8	Secured Convertible Promissory Note dated Jun e 20, 2012 in favor of Whalehaven Fund Ltd.
4.9	Common Stock Purchase Warrant dated May 20, 2012 with Alpha Capital
4.10	Common Stock Purchase Warrant dated June 20, 2012 with Chestnut Ridge Partners, LP
4.11	Common Stock Purchase Warrant dated June 20, 2012 with Whalehaven Fund Ltd.
4.12	$72,495 Promissory Note in favor of Lucosky Brookman LLP
10.1	Form of Subscription Agreement, dated May 11, 2010, by and between Centracan Incorporated and the Subscribers (1)
10.2	Form of Subscription Agreement (2)
10.3	Consulting Agreement with Michael Caridi dated June 1, 2010
10.4	Employment Agreement with Boris Rubizhevsky, dated June 1, 2010
10.5	Form of Security Agreement
10.6	Joint Venture Agreement, dated January 29, 2009, between Perf Go-Green and Perf Power
10.7	Closing Agreement and Conveyance, dated January 12, 2010 with Perf Go-Green
10.8	Assignment and Conveyance, dated January 12, 2010 from Perf Go-Green
10.9	Licensing Agreement, dated January 12, 2010 with Perf Go-Green
10.10	Limited Liability Company Agreement for Firebird Ventures, LLC, dated April 30, 2010
10.11	Service Agreement between EcoReady Corporation and Firebird Research, LLC, dated April 30, 2010
10.12	Form of Subscription Agreement for Firebird Ventures LLC dated April 30, 2010
10.13	Form of Agreement to Exchange Ownership of Firebird Ventures
10.14	Amendment and Waiver Agreement, dated April 4, 2011 with the Subscribers listed therein
10.15	Lock Up Agreement dated April 29, 2011, by and among the Company, Perf Go-Green,Holdings, Inc. Whalehaven Capital Fund Limited, Alpha Capital Anstalt and Chestnut Ridge Capital LLC
10.16	Lock Up Agreement dated April 29, 2011, by and among the Company, BlueFish Group, Inc. Whalehaven Capital Fund Limited, Alpha Capital Anstalt and Chestnut Ridge Capital LLC
10.17	Placement Agent Agreement with Skyebanc, Inc., dated June 29, 2010
10.18	Placement Agent Agreement with Network 1 Financial Securities, Inc., dated February 23, 2011
10.19	Waiver Agreement with Skyebanc, Inc., dated April 4, 2011
10.20	Amendment to Licensing Agreement, dated December 8, 2010, between PerfPower Corporation and Perf Go-Green Holdings, Inc.
10.21	Amendment to Caridi Consulting Agreement, dated December 8, 2010
10.22	Amended Employment Agreement with Boris Rubizhevsky, dated June 1, 2010, with EcoReady Corporation
99.1	Audited Financial Statements from November 13, 2009 (inception) through December 31, 2009
99.2	Audited Carve Out Financial Statements of Perf-Go Green Holdings, Inc. from July 11, 2009 (inception) through December 31, 2009
99.3	ProForma Financial Statements for the year ended December 31, 2009

(1)           Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2010
(2)           Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2011
(3)           Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOREADY CORPORATION

Dated: July 12, 2012	By:	/s/ Boris Rubizhevsky
	Name:	Boris Rubizhevsky
	Title:	Chief Executive Officer